SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2003

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19364	62-1117144

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 665-1122

(Former name or former address, if changed since last report)

SIGNATURE
Exhibit Index
EX-99.1 PRESS RELEASE

Item 7. Financial Statements and Exhibits.

      (c) Exhibits

          Exhibit 99.1 Press Release.

Item 9. Regulation FD Disclosure.

      On September 8, 2003, American Healthways, Inc. announced the completion of the $65 million cash purchase of Massachusetts-based StatusOne Health Systems, the market-leading provider of health management services for high-risk populations of health plans and integrated systems nationwide. A copy of the press release issued on September 8, 2003 is attached hereto as Exhibit 99.1.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc.

	By:	/s/ Mary A. Chaput

	Name:	Mary A. Chaput
	Title:	Chief Financial Officer

Date: September 8, 2003

Exhibit Index

Exhibit
No.	Description

99.1	Press Release dated September 8, 2003.